EXHIBIT 23.1





INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos.2-99954, 33-6920, 33-41542, 33-41543, 33-60901 and 33-82474 of Sierra Health
Services, Inc., on Forms S-8 of our report dated February 16, 1998 appearing in this Annual Report on Form 10-K of Sierra Health Services, Inc. for the year ended December 31, 1997.



DELOITTE & TOUCHE LLP

Las Vegas, Nevada
March 25, 1998